                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                PRINTRONIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   PRINTRONIX

                              17500 CARTWRIGHT ROAD
                                 P.O. BOX 19559
                            IRVINE, CALIFORNIA 92623


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 11, 1998



     The Annual Meeting of Stockholders of Printronix, Inc. will be held at the principal executive offices of the Company, located at 17500 Cartwright Road, Irvine, California, on Tuesday, August 11, 1998 at 9:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement:

     1. To elect five directors to hold office until the next annual meeting of stockholders.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 22, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.


                                              /s/ GEORGE L. HARWOOD
                                        -------------------------------------
                                        Senior Vice President, Finance & IS,
                                        Chief Financial Officer and Secretary


July 10, 1998

                                   PRINTRONIX

                              17500 CARTWRIGHT ROAD
                                 P.O. BOX 19559
                            IRVINE, CALIFORNIA 92623

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 11, 1998

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Printronix, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders of the Company to be held on Tuesday, August 11, 1998 and at any adjournments thereof, for the purposes set forth in the accompanying notice. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about July 10, 1998.

    The close of business on June 22, 1998 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 7,301,597 shares of Common Stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share.

    In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate's or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The five candidates receiving the highest number of affirmative votes shall be elected. In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of persons nominated by the Board of Directors.

    Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election of the five nominees for directors named below.

                               PROPOSAL NUMBER 1:

                              ELECTION OF DIRECTORS

     The By-laws of the Company authorize a minimum of five and a maximum of nine directors, the actual number of authorized directors to be determined by the Board of Directors. Currently, the number of authorized directors is five who are to be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors are elected and qualified. It is intended that the proxies received, unless otherwise specified, will be voted for the five nominees named below, each of whom is an incumbent director of the Company. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as proxies will vote for a substitute nominee or nominees designated by the Board of Directors.

     There is set forth below as to each of the five nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical data.

ROBERT A. KLEIST

     Mr. Kleist, age 69, is one of the founders of the Company and has served as a director and its President and Chief Executive Officer since its formation in 1974. He held the additional office of Chief Financial Officer from February 1987 until October 1988 and from August 1985 until January 1986. Mr. Kleist is a director of Seagate Technology.

BRUCE T. COLEMAN

     Mr. Coleman, age 59, has served as a director of the Company since February 1994 and previously from 1976 to 1989. Since September 1991, he has been the Chief Executive Officer of El Salto Advisors, a consulting firm which provides interim management to computer software and service companies. In the years 1992 to 1998, Mr. Coleman served as interim CEO for Computer Network Technology Corporation, Fischer International, Image Business Systems, Knowledge Systems Corporation, Resumix, Inc., Viewpoint Systems and Open Horizon, Inc. From 1988 to 1991, Mr. Coleman managed Information Science, Inc., a human resource software and service company. Mr. Coleman is a director of Resumix, Inc.

JOHN R. DOUGERY

     Mr. Dougery, age 58, has served as a director of the Company since 1978. Mr. Dougery was a general partner of Dougery & Wilder and its predecessor from 1981 to 1997, a partnership specializing in venture capital investments. Since 1997, Mr. Dougery has been independently engaged in the business of selecting and managing venture capital investments. Mr. Dougery is a director of Exodus Communications, Inc.

RALPH GABAI

     Mr. Gabai, age 60, has served as a director of the Company since 1988. Mr. Gabai is President of Bi-Coastal Consulting Ltd., a firm specializing in management consulting, a position he has held since April 1998 and from March 1984 to December 1996. From December 1996 to April 1998, Mr. Gabai was President and Chief Executive Officer of MicroNet Technology, Inc., a manufacturer and marketer of storage systems and RAID memory systems. From June 1981 to March 1984, Mr. Gabai was the Chairman and Chief Executive Officer of Microperipherals Inc., which engaged in the business of manufacturing flexible disk drives.

From July 1987 to December 1989, Mr. Gabai was Chairman and Chief Executive Officer of Triplex Corporation, a manufacturer of fault tolerant programmable controllers. From January to December 1990, he was Chairman and Chief Executive Officer of Unistructure, Inc., a firm engaged in high density electronic packaging.

ERWIN A. KELEN

     Mr. Kelen, age 63, has served as a director of the Company since 1977. From January 1984 to September 1990, he was the President and Chief Executive Officer of DataMyte Corporation, a manufacturer of factory data collection systems. Since October 1990, Mr. Kelen has been the principal of Kelen Ventures, a venture capital and investment firm. Mr. Kelen is a director of Computer Network Technology Corporation, Insignia Systems Inc. and CyberOptics Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held five meetings during the fiscal year ended March 27, 1998. All directors attended at least 75% of the meetings of the Board and its committees on which they served. In addition to action taken at the meetings, the Board and its committees on occasion act by unanimous written consent.

     The Board of Directors has established standing Audit and Stock Option Committees but does not have standing nominating or compensation committees.

     The Audit Committee, which held two meetings during fiscal year 1998, was composed of Messrs. Dougery, Gabai and Kelen. The Audit Committee meets periodically with the Company's independent auditors and Company financial personnel, as a group or separately, to oversee the planning and performance of the annual audit and to consult as to audit, accounting and financial matters. The Audit Committee brings to the attention of the Company any recommendations of the independent auditors for improvements in accounting procedures and internal controls.

     The Stock Option Committee is composed of Messrs. Kleist, Dougery and Gabai. This committee, which acted by written consent on 15 occasions during fiscal year 1998, administers the Company's 1980 Employee Stock Purchase Plan, the 1984 Stock Incentive Plan and the 1994 Stock Incentive Plan.

     Directors who are not employees of the Company receive fees in amounts determined from time to time by the Board. During fiscal year 1998, directors were paid at the rate of $10,000 per year plus $750 for each meeting of the Board of Directors or its committees attended. In addition, a variable bonus based upon Company profitability was paid quarterly totaling $4,000 for fiscal year 1998. Directors who are employees of the Company do not receive any additional compensation for their services as directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of May 22, 1998, regarding the beneficial ownership of the Common Stock of the Company by (i) all persons known by the Company to be beneficial owners of more than 5% of its outstanding stock, (ii) each of the directors of the Company, and (iii) all officers and directors of the Company as a group.


                                    SHARES OF          RIGHTS TO ACQUIRE
                                   COMMON STOCK           BENEFICIAL                   PERCENT
BENEFICIAL OWNER                BENEFICIALLY OWNED(1)     OWNERSHIP(2)       TOTAL     OF CLASS
----------------                ---------------------  -----------------   ---------   --------
Robert A. Kleist                    1,286,072               70,874         1,356,946     18.1%
  17500 Cartwright Road
  Irvine, CA 92623

The Killen Group                      462,795                   --            462,795     6.2%
  1199 Lancaster Ave.
  Berwin, PA 19312

Dimensional Fund Advisors Inc.(3)     449,225                   --            449,225     6.0%
  1299 Ocean Ave., Suite 650
  Santa Monica, CA 90401

John R. Dougery                        58,393               24,298             82,691     1.1%

Erwin A. Kelen                         24,213               26,324             50,537     0.7%

Ralph Gabai                             9,625               10,124             19,749     0.3%

Bruce T. Coleman                        7,000               10,124             17,124     0.2%

All officers and directors as
  a group (17 persons including
  the persons named above)          1,812,775              271,601          2,084,376    27.0%

---------------------------
(1) Except as otherwise noted, the beneficial owners enjoy sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable.

(2) Includes shares which the party or group has the right to acquire by the exercise of stock options which are currently exercisable or exercisable within 60 days after May 22, 1998.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 449,225 shares of Printronix, Inc. common stock as of March 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Act of 1934, as amended, the Company's officers and directors and holders of more than 10% of the Company's Common Stock are required to file reports of their trading in Company equity securities with the Securities and Exchange Commission.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that during the fiscal year 1998 all Section 16 filing requirements applicable to reporting persons were complied with.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors makes all decisions on compensation of the Company's executives. During the 1998 fiscal year, the Board included four non-employee directors, Bruce T. Coleman, John R. Dougery, Ralph Gabai and Erwin A. Kelen and one employee director, Robert A. Kleist, Chief Executive Officer ("CEO") and Chairman of the Board. Robert A. Kleist does not participate in the Board's discussion of the Chief Executive Officer's compensation.

COMPENSATION PHILOSOPHY

     The Board has adopted an executive compensation program designed to link executive compensation to the performance of the Company and is based upon the following principles:

    o To provide the level of total compensation necessary to attract and retain key executives critical to the long-term success of the Company.

    o To provide a compensation plan that rewards performance by maintaining the base salary comparable to average salaries in the industry while creating opportunities for higher total compensation through Company performance bonuses and stock incentives.

    o To properly balance compensation between short-term and long-term results.

     The executive total compensation consists of two elements: (A) an annual component consisting of base salary and quarterly bonuses and (B) a long-term component consisting of stock options and restricted stock.

(A)  Annual Component

     Base Salary:           Base salaries for executive officers are measured
                            against the industry norms for companies of comparable revenue size. This data is gathered from the American Electronics Association and the Radford
                            Associates Executive Compensation Surveys. The total base salaries for the group of executive officers is set to approximate industry norms.

     Quarterly Bonus:       The Board has approved an incentive compensation
                            plan for officers that is partly based upon achievement of quarterly Company profitability targets and partly based upon sales/revenue growth targets. The Board approves the participation of executive officers and key employees in the plan.
                            The plan was established to provide incentive compensation of varying percentage levels of base salaries.


(B)  Long-term Compensation

     Stock Options:         The Stock Option Committee of the Board of Directors
                            administers the 1984 Stock Incentive Plan (the "1984
                            Plan") and the 1994 Stock Incentive Plan (the "1994
                            Plan"), both of which provide for grants of stock options and restricted stock awards. The 1984 Plan and the 1994 Plan were established to advance the interests of the Company and its stockholders by strengthening the ability of the Company to attract and retain in its employ persons of training, experience and ability, and to furnish additional incentives to officers, directors and key employees of the Company. Stock options are granted periodically at the fair market value of Printronix stock on the date of grant. They are generally exercisable in 25% increments over four years and expire five years after the date of grant.

      Restricted Stock:     Restricted stock awards were granted in fiscal year
                            1998 to the CEO and four executive officers. The stock could vest in two equal annual installments during a three year window. Restricted stock is subject to repurchase by the Company and may not be disposed by the recipient until certain restrictions established by the Board lapse. In order for the restrictions to lapse and the restricted stock to vest, the Company must achieve a certain level of growth and profitability. Failure to achieve that level of growth and profitability will result in repurchase by the Company of the stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The non-employee members of the Board of Directors review the CEO's total compensation package. A comparison is made between the current total compensation paid to the CEO and CEOs of companies of similar revenue size in the Company's industry.

     The CEO received a 19% increase to base cash compensation for fiscal year 1998. However, the base cash compensation of the CEO was not increased at all in fiscal years 1997, 1994 and 1993, nor were the voluntary reductions of 10% of base salary from fiscal years 1992 and 1991 reinstated. The base cash compensation of the CEO was increased 11% and 4%, respectively, for the 1996 and 1995 fiscal years.

     The Board may grant restricted stock awards to the CEO under the Company's 1994 Plan in order to balance the risk/reward element of the position. Specific grants of stock options under the 1994 Plan are set forth in that Plan. During the 1998 fiscal year, the CEO was granted a stock option of 15,750 shares at fair market value on the date of grant under the 1994 Plan. The CEO received a restricted stock award of 40,000 shares in fiscal year 1998.

                                        BOARD OF DIRECTORS

                                        Robert A Kleist, Chairman
                                        Bruce T. Coleman
                                        John R. Dougery
                                        Ralph Gabai
                                        Erwin A. Kelen

                           SUMMARY COMPENSATION TABLE

 ---------------------------------------------------------------------------------------------------------------------
                          ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
 ------------------------------------------------------------------------------------------------------
                                                                             AWARDS            PAYOUTS
 ---------------------------------------------------------------------------------------------------------------------
                                                         OTHER       RESTRICTED   SECURITIES                 ALL
 NAME AND                                                ANNUAL        STOCK      UNDERLYING    LTIP        OTHER
 PRINCIPAL                         SALARY      BONUS  COMPENSATION    AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
 POSITION                  YEAR      ($)        ($)      ($)(1)        ($)(2)       SARS(#)    ($)(2)       ($)(3)
 ---------------------------------------------------------------------------------------------------------------------
 R.A. KLEIST               1998    235,612    122,545    15,600                     15,750      266,739      8,449
 President and CEO
                           1997    208,000    135,669    15,600                     15,750      243,363      7,300

                           1996    205,846     98,076    15,600                     15,750      166,254      7,300
 ---------------------------------------------------------------------------------------------------------------------
 J.E. BELT                 1998    168,920     61,346    11,700                     11,250      190,526      5,154
 Sr. Vice President -
 Engineering and           1997    162,188     72,040    11,700                          0      178,833      4,510
 Assistant Corporate
 Secretary                 1996    160,508     57,378    11,700                     22,500      118,753      4,510
 ---------------------------------------------------------------------------------------------------------------------
 C.V. FITZSIMMONS          1998    154,528     55,035    11,700                     11,250      190,526      1,983
 Sr. Vice President -
 Worldwide Manufacturing   1997    141,388     62,801    11,700                          0      178,833      1,811

                           1996    139,236     48,534    11,700                     22,500      118,753      1,796
 ---------------------------------------------------------------------------------------------------------------------
 G.L. HARWOOD              1998    180,404     63,804    11,700                     11,250      190,526      2,440
 Sr. Vice President -
 Finance and IS,           1997    162,188     72,040    11,700                          0      178,833      2,440
 Chief Financial
 Officer and Corporate     1996    160,508     57,378    11,700                     22,500      118,753      2,440
 Secretary
 ---------------------------------------------------------------------------------------------------------------------
 R.A. STEELE               1998    171,655(4)  53,450    11,700                     11,250      190,526      2,367
 Sr. Vice President -
 Sales and Marketing       1997    180,220(4)  55,394    11,700                          0      178,833      2,331

                           1996    154,865(4)  45,993    11,700                     22,500      118,753      2,315
 ---------------------------------------------------------------------------------------------------------------------

(1) Car allowance

(2) At March 27, 1998 the aggregate number of shares of restricted stock sold to certain officers was 539,750 and the value of such shares, computed in accordance with Securities and Exchange Commission regulations, was $6,343,310. The shares were sold at their respective dates of grant (in fiscal years 1991, 1993 and 1998), and are subject to the Company's obligation to repurchase them if certain performance criteria are not met in increments over a period of years. Because of the attainment of the criterion in fiscal years 1995,1996, 1997 and 1998, the Company's obligation to repurchase has lapsed as to a portion of those shares. The amounts set forth above under the heading "LTIP Payouts" reflects the value of those shares. That value is also included in the aggregate amount set forth in this footnote.

(3) All other compensation consists of 401(k) matching contributions and life insurance.

(4) Includes $28,339, $39,820, and $15,919 in sales bonuses paid in 1998, 1997, and 1996, respectively.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


 -------------------------------------------------------------------------------------------------
                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                                                                                ANNUAL RATES OF
                                                                                  STOCK PRICE
                                                                                APPRECIATION FOR
                              INDIVIDUAL GRANTS                                  OPTION TERM(1)
  ------------------------------------------------------------------------------------------------
                    NUMBER OF    PERCENT OF TOTAL
                    SECURITIES    OPTIONS/SARS      EXERCISE
                    UNDERLYING     GRANTED TO        OR BASE
                   OPTIONS/SARS   EMPLOYEES IN       PRICE     EXPIRATION
  NAME               GRANTED(#)    FISCAL YEAR       ($/SH)(2)     DATE          5%($)     10%($)
  ------------------------------------------------------------------------------------------------
  R.A. KLEIST        15,750          6.75             16.125     2/06/03        70,167    155,050
  ------------------------------------------------------------------------------------------------
  J.E. BELT          11,250          4.82             12.00      4/24/02        37,298     82,419
  ------------------------------------------------------------------------------------------------
  C.V. FITZSIMMONS   11,250          4.82             12.00      4/24/02        37,298     82,419
  ------------------------------------------------------------------------------------------------
  G.L. HARWOOD       11,250          4.82             12.00      4/24/02        37,298     82,419
  ------------------------------------------------------------------------------------------------
  R.A. STEELE        11,250          4.82             12.00      4/24/02        37,298     82,419
  ------------------------------------------------------------------------------------------------


(1) The dollar amounts under these columns are based on 5% and 10% appreciation rates in accordance with the rules of the Securities and Exchange Commission. This table is not intended to predict future movement of the Company's stock price.

(2) A stock option covering 15,750 shares was granted to Mr. Kleist at a fair market value price of $16.125 per share on February 6, 1998. 11,250 stock options each were granted to Dr. Belt, Mr. Fitzsimmons, Mr. Harwood and Mr. Steele on April 24, 1997 at a fair market value of $12.00 per share.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                      AND
                        FISCAL YEAR-END OPTION/SAR VALUES

 ----------------------------------------------------------------------------------------------
                                                              NUMBER OF          VALUE OF
                                                              SECURITIES        UNEXERCISED
                                                              UNDERLYING       IN-THE-MONEY
                                                              UNEXERCISED      OPTIONS/SARS
                                                             OPTIONS/SARS       AT FY-END
                                                             AT FY-END(#)         ($)(1)
 ----------------------------------------------------------------------------------------------
                    SHARES ACQUIRED                          EXERCISABLE/      EXERCISABLE/
 NAME               ON EXERCISE(#)      VALUE REALIZED($)    UNEXERCISABLE     UNEXERCISABLE
 ----------------------------------------------------------------------------------------------
 R.A. KLEIST                0                    0          102,374/39,376    1,175,578/81,382
 ----------------------------------------------------------------------------------------------
 J.E. BELT              2,812               36,205           11,248/25,315      50,149/137,712
 ----------------------------------------------------------------------------------------------
 C.V. FITZSIMMONS           0                    0           19,685/25,315     156,666/137,712
 ----------------------------------------------------------------------------------------------
 G.L. HARWOOD          11,249               60,128            2,812/25,315      15,818/137,712
 ----------------------------------------------------------------------------------------------
 R.A. STEELE           11,249               65,721            2,812/25,315      15,818/137,712
 ----------------------------------------------------------------------------------------------


(1) Based on the difference between the fair market value of $16.625 per share on March 27, 1998 and the option exercise price.

             LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL YEAR 1998


 --------------------------------------------------------------------------------------
                           NUMBER OF SHARES,           PERFORMANCE OR OTHER PERIOD
 NAME                   UNITS OR OTHER RIGHTS(#)       UNTIL MATURATION OR PAYOUT(1)
 --------------------------------------------------------------------------------------
 R.A. KLEIST                    40,000
 --------------------------------------------------------------------------------------
 J.E. BELT                      30,000
 --------------------------------------------------------------------------------------
 C.V. FITZSIMMONS               30,000
 --------------------------------------------------------------------------------------
 G.L. HARWOOD                   30,000
 --------------------------------------------------------------------------------------
 R.A. STEELE                    30,000
 --------------------------------------------------------------------------------------


(1) Restricted stock awards are subject to repurchase by the Company from time to time, at the original purchase price of $10.00 per share plus reasonable interest, if the Company does not achieve certain defined performance goals. Accordingly, none of the restricted stock is currently vested and there in no guarantee that any or all of such shares will ultimately vest. The Securities and Exchange Commission categorizes the awards of restricted stock as income in the year of grant, but the Company considers these awards to be long-term incentive awards, earned in installments in those years in which performance goals are achieved.

                                PERFORMANCE GRAPH

     Set forth below is a table comparing the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of companies on the National Association of Securities Dealers Automated Quotations ("NASDAQ") U.S. Companies Index and Peer Group Index over the same period of time. The Peer Group Index is a Computers, Subsystems and Peripherals Industry Group created by Media General Financial Services, Inc.

                 CUMULATIVE FIVE YEAR TOTAL RETURN AMONG NASDAQ
                 INDEX, COMPUTER PEER GROUP AND PRINTRONIX, INC.



Measurement Period                                                      NASDAQ
Fiscal Year 1998                   Printronix       Peer Group          Index
------------------                 ----------       ----------         --------
Measurement Point - 3/27/93          $100.00           $100.00         $100.00
FYE 3/25/94                          $115.26           $113.56         $115.57
FYE 3/31/95                          $416.75           $140.14         $122.61
FYE 3/29/96                          $371.01           $201.15         $164.91
FYE 3/28/97                          $396.22           $232.55         $184.50
FYE 3/27/98                          $506.71           $349.90         $278.82


Assumes $100 invested on March 27, 1993 in Printronix, Inc. Common Stock, the NASDAQ U.S. Companies Index and Peer Group Common Stock. Total stockholder returns assume reinvestment of dividends.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, independent public accountants, audited the financial statements of the Company for the fiscal year ended March 27, 1998. A member of Arthur Andersen LLP is expected to be present at the meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions. Independent public accountants for the fiscal year ending March 26,1999 will be selected by the Board of Directors after a review and recommendation to the Board by the Audit Committee.

                              STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 1999 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than March 1,1999, for inclusion in next year's Proxy Statement and proxy.

                               GENERAL INFORMATION

     The cost of soliciting the enclosed form of proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

     The Board of Directors presently knows of no other business which will come before the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

                                           By Order of the Board of Directors


                                                 /s/ GEORGE L. HARWOOD
                                           -------------------------------------
                                           Senior Vice President, Finance & IS,
                                           Chief Financial Officer and Secretary


July 10, 1998

PROXY
                                PRINTRONIX, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 11, 1998

The undersigned hereby appoints Robert A. Kleist and George L. Harwood as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Printronix, Inc. held of record by the undersigned on June 22, 1998 at the annual meeting of stockholders to be held on August 11, 1998 or any adjournment thereof.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               PLEASE MARK   [X]
                                                               YOUR VOTES AS
                                                               INDICATED IN
                                                               THIS EXAMPLE

                                      FOR                       WITHHOLD
                             all nominees listed                AUTHORITY
                            below (except as marked     to vote for all nominees
                               to the contrary                listed below
PROPOSAL NUMBER 1:
To elect five directors to           [ ]                          [ ]
hold office until the next
annual meeting of stockholders.

PROPOSAL NUMBER 2:
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(INSTRUCTIONS: to withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

R. Kleist,      B. Coleman,      J. Dougery,      R. Gabai,      E. Kelen




                                 __  This Proxy will be voted as directed.
                                  | Unless otherwise directed, this proxy will be voted FOR the election of five director nominees. This proxy confers discretionary authority to cumulate and distribute votes for any or all of the nominees named above for which the authority to vote has not been withheld.

                                     Please sign exactly as name appears hereon.


Signature(s)___________________________________________ Date: ___________, 1998.

Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign in the full corporate name, by duly authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each stockholder named must sign.

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                              FOLD AND DETACH HERE